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                                                        Exhibit 10-J(14)
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                                                             2/13/95

                    Amendment No. 1 Dated February 13, 1995
                  to Agreement Dated December 14, 1992 Between
                   Dana Corporation and Southwood J. Morcott
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         WHEREAS, the parties have entered into an Agreement dated December 14,
1992 (the "Agreement"); and

         WHEREAS, the parties have agreed to make an amendment to the Agreement,

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration from each party to the other, including the agreement on the part of the Company to expand the Executive's rights under the Agreement in the event of a Change of Control, and the agreement on the part of the Executive to waive his rights to object to amendments made to the Dana Corporation Excess Benefits and Supplemental Benefits Plans that have the effect of limiting benefits under those plans so that such benefits are only based on that portion of the Executive's 1994 and subsequent years' short-term incentive plan bonuses as do not exceed 125% of the Executive's base salary, which waiver and consent is provided in accordance with Section 3(i) of the Agreement and evidenced by his execution of this instrument, it is hereby mutually agreed by the parties that, effective February 13, 1995:

         1. Section 3(j)(v) shall be amended to read in its entirety as follows:

                 "(v) The term "Highest Average Monthly Compensation" shall mean the sum of (1) one-twelfth (1/12) of the Annual Base Salary provided in Section 3(a) at the rate being paid at the time the Executive's termination of employment occurred and (2) one-twelfth (1/12) of the average of the highest Annual Bonuses payable to the Executive for any three (3) consecutive full or partial fiscal years during his employment by the Corporation, PROVIDED, however, that with respect to 1994 and subsequent years' Annual Bonuses, only that portion of the Employee's Annual Bonus as does not exceed 125% of his Annual Base Salary will be considered."

         2. The language in sub-section 5(a)(v)(2) that currently reads as follows:

                 "(2) in the event that a Change of Control prior to Termination shall have taken place as the result of a tender or exchange offer and the Date of Termination is within twelve months of the Change of Control Date, an amount equal to the per share consideration paid for a majority of the Common Shares of the Corporation acquired in the course of such tender or exchange offer."

                 will be amended to read in its entirety as follows:
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                 "(2) in the event that a Change of Control prior to
                 Termination shall have taken place and the Date of Termination is within twelve months of the Change of Control Date, an amount equal to the highest per share consideration paid for the Common Shares of the Corporation acquired in the transaction constituting the Change of Control."

         3. The first clause of Section 12(b) of the Agreement that precedes the words "PROVIDED that" shall be amended to read as follows:

                 "(b) CHANGE OF CONTROL. "Change of Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect from time to time;"

         Except as hereinabove amended, all provisions of the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of February 13, 1995.



ATTEST:                                 DANA CORPORATION


/s/ Sue A. Griffin                      By:   /s/ Martin J. Strobel
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Assistant Secretary                         Secretary


                                        By:   /s/ Roger T. Fridholm
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                                            Chairman - Compensation Committee


                                            /s/ Southwood J. Morcott
                                        ----------------------------------------
                                            Southwood J. Morcott